Exhibit 99.1

Loop Media, Inc. Announces Intention to Apply to Uplist to the OTCQB

Venture Market in the United States

Burbank, CA – September 19, 2024 – Loop Media, Inc. (“Loop Media” or “Loop” or the “Company”) (OTC: LPTV), a leading multichannel streaming CTV platform that provides curated music videos, sports highlights, news, premium entertainment channels, digital signage and select live sports and other channels for businesses nationwide is pleased to announce that it intends to submit an application to have its common shares uplisted to the OTCQB® Venture Market (the “OTCQB”) in the United States.

The OTCQB, which is a U.S. trading platform operated by the OTC Markets Group Inc., offers investors transparent trading in entrepreneurial and development-stage U.S. companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process. The OTCQB quality standards provide a strong baseline of transparency, as well as the technology and regulation to improve the information and trading experience for investors. The potential benefits of trading on the OTCQB include efficient market standards, as well as increased liquidity and visibility within the U.S. investment community.

As a verified market with efficient access for United States investors, OTCQB helps companies build shareholder value with a goal of enhancing liquidity and achieving a fair valuation. To learn more about how OTC Markets Group Inc. creates better informed and more efficient markets, visit www.otcmarkets.com.

If, the Company is successful in its uplist application, and its common shares start to trade on the OTCQB, the Company expects its common shares to continue to trade under the symbol LPTV.

The trading of the Company’s common shares on the OTCQB remains subject to several approvals, including by the OTC Markets Group and the satisfaction of all applicable OTCQB standards. Shareholders will be updated on the status of the Company’s progress as more information becomes available.

Loop Media Press Contact

Grant Genske

grant@loop.tv

About Loop Media, Inc.

Loop Media, Inc. (“Loop®”) (OTC: LPTV) is a leading connected television (CTV) / streaming / digital out-of-home TV and digital signage platform optimized for businesses, providing music videos, news, sports, and entertainment channels through its Loop® TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop® Player.

Loop® TV’s digital video content is streamed to millions of viewers in CTV / streaming / digital out of home locations including bars/restaurants, office buildings, retail businesses, college campuses, airports, among many other venues in the United States, Canada, Australia, and New Zealand.

Loop® TV is fueled by one of the largest and most important premium short-form entertainment libraries that includes music videos, movie trailers, branded content, and live performances. Loop Media’s non-music channels cover a wide variety of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos, and more. Loop Media’s streaming services generate revenue from programmatic and direct advertising, and subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

About OTC Markets Group Inc.

OTC Markets Group Inc. operates the OTCQX Best Market, the OTCQB Venture Market, and the Pink Open Market for over 12,000 U.S. and global securities. Through OTC Link ATS and OTC Link ECN, the OTC Markets Group connects a diverse network of broker-dealers that provide liquidity and execution services. OTC Markets Group enables investors to easily trade through the broker of their choice and empowers companies to improve the quality of information available for investors.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, Loop Media’s expected performance, ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media’s ability to develop content and acquire future content and partners, the success of strategic actions Loop Media is taking, the impact of any such strategic transactions and its listing of its common stock on any trading platform. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s Securities and Exchange Commission filings are available at www.sec.gov.